Exhibit 24.1

LIMITED POWER OF ATTORNEY

SECURITIES LAW COMPLIANCE

The undersigned, as an officer or director of Ikanos Communications, Inc. (the “Corporation”), hereby constitutes and appoints Daniel K. Atler and Kristi Grey, the undersigned’s true and lawful attorneys-in-fact and agents to complete and execute a Form ID and such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed at Fremont, California, as of the date set forth below.

/s/ Cory Sindelar
Signature

CORY SINDELAR
Type or Print Name

		Dated:	2/15/07
Witness:

/s/ Regis Bescond
Signature

Regis Bescond
Type or Print Name

Dated:	2/15/07